UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2024
CLEAR SECURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-40568	86-2643981
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 10th Avenue, 9th Floor, New York, NY 10011
(Address of Principal Executive Offices) (Zip Code)
(646) 723-1404
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	YOU	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2024, Clear Secure, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the "Annual Meeting”). At the Annual Meeting, the holders of Common Stock (as defined below) approved, among other things, an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Amendment”) to provide for exculpation of certain officers of the Company to reflect 2022 amendments to the Delaware General Corporation, as more fully described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 22, 2024 (the “2024 Proxy Statement”). The Amendment became effective upon the filing of the Company’s Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Securityholders.

On June 13, 2024, the Company held the Annual Meeting. In accordance with the Company’s Second Amended and Restated Certificate of Incorporation, holders of Class A common stock, $0.00001 par value per share (“Class A Common Stock”) and Class C common stock, $0.00001 par value per share (“Class C Common Stock”) have one vote per share, and holders of Class B common stock, $0.00001 par value per share (“Class B Common Stock”) and Class D common stock, $0.00001 par value per share (“Class D Common Stock,” and, collectively with the Class A Common Stock, Class B Common Stock and Class C Common Stock, the “Common Stock”) have twenty votes per share. The proposals are described in the 2024 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

1.The Company’s holders of Common Stock, voting together as a single class, elected eight directors listed below to the Board of Directors. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
Caryn Seidman Becker	629,043,468	1,021,067	12,838,103
Kenneth Cornick	626,429,747	3,634,788	12,838,103
Michael Z. Barkin	629,750,553	313,982	12,838,103
Jeffery H. Boyd	612,741,978	17,322,557	12,838,103
Tomago Collins	629,439,956	624,579	12,838,103
Shawn Henry	629,882,389	182,146	12,838,103
Kathryn Hollister	629,885,231	179,304	12,838,103
Adam J. Wiener	629,321,394	743,141	12,838,103

2.The Company’s holders of Common Stock, voting together as a single class, ratified the appointment of the Company’s independent registered public accounting firm for the 2024 fiscal year. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
642,761,666	94,273	46,699	0

3.The Company’s holders of Common Stock, voting together as a single class, approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
626,446,164	3,568,697	49,674	12,838,103

4.The Company’s holders of Common Stock, voting together as a single class, approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to provide for exculpation of certain officers of the Company to reflect 2022 amendments to the Delaware General Corporation Law. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
604,404,737	25,611,313	48,485	12,838,103

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation of Clear Secure, Inc., dated June 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SECURE, INC.

Date:	June 14, 2024	By:	/s/ Emma Barnett Bauman
Name: Emma Barnett Bauman
Title: Senior Vice President & Secretary